File preliminary as 424(b)(5)
File number is 333-205451

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities and neither is soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 16, 2017

PRELIMINARY PROSPECTUS SUPPLEMENT

Prospectus Supplement

(To Prospectus dated November 7, 2016)

$

GLOBAL INDEMNITY LIMITED

        % Subordinated Notes due 2047

We are offering $             of         % Subordinated Notes due 2047, which we refer to as the “Notes” in this prospectus supplement and as “subordinated debt securities” in the accompanying prospectus. The Notes will accrue interest at an annual rate equal to         %, which will be payable quarterly on January 15, April 15, July 15 and October 15 of each year, commencing July 15, 2017. The Notes will have a maturity date of April 15, 2047. We have the right to redeem the Notes in $25 increments in whole or in part on April 15, 2022, or on any interest payment date thereafter, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the date of redemption. The Notes will be issued in minimum denominations of $25 and integral multiples thereof. The Notes are a new issue of securities with no established trading market. We have applied to list the Notes on the NASDAQ Global Select Market under the symbol “GBLIL” and, if the application is approved, expect trading in the Notes on the NASDAQ Global Select Market to begin within 30 days after the Notes are first issued.

The Notes will be our subordinated unsecured obligations and will rank (i) senior to our existing and future capital stock, (ii) senior in right of payment to any future junior subordinated debt, (iii) equally in right of payment with any existing unsecured, subordinated debt that we have issued or that we may issue in the future that ranks equally with the Notes, including our 7.75% Subordinated Notes due 2045, and (iv) subordinate in right of payment to any of our existing and future senior debt. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosure in this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement to read about certain risks you should consider before investing in the Notes.

	Price to Public(1)	Underwriting Discount	Net Proceeds to Global Indemnity Limited
Per Note
Total (2)

(1)	Plus accrued interest, if any, from March , 2017, if settlement occurs after that date.
(2)	Assumes no exercise of the underwriters’ over-allotment option described below.

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional $             aggregate principal amount of Notes solely to cover over-allotments at the public offering price, less the underwriting discount. If the underwriters exercise this option in full, upon the exercise of the option, the total underwriting discount will be $             and the total proceeds to us before expenses will be $            .

The underwriters expect to deliver the Notes only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, against payment in New York, New York on or about March    , 2017, which will be the fifth business day following the date hereof. See “Alternative Settlement Date.”

Joint Book-Running Managers

MORGAN STANLEY	UBS INVESTMENT BANK	RBC CAPITAL MARKETS

The date of this prospectus supplement is March    , 2017.

As used in this prospectus supplement, unless the context requires otherwise, (1) “Global Indemnity,” “GI-Cayman,” “we,” “us,” “the Company” and “our” refer to Global Indemnity Limited, an exempted company incorporated under the laws of the Cayman Islands, as successor issuer to Global Indemnity plc, an Irish public limited company, and its U.S. and non-U.S. subsidiaries and (2) references to “dollars” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, the document we use to offer securities is divided into two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also updates and supplements information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus that was filed as part of the registration statement, which provides you with a general description of the securities we may offer. If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Before purchasing the Notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When we deliver or make a sale pursuant to this prospectus supplement, the accompanying prospectus or any related free writing prospectus, we are not implying that the information is current as of the date of the delivery or sale.

ALTERNATIVE SETTLEMENT DATE

It is expected that delivery of the Notes will be made on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the initial pricing date of the Notes or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference may include forward-looking statements that reflect the Company’s current views with respect to future events and financial performance that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of identified transactions or natural disasters, and statements about the future performance, operations, products and services of the Company.

The Company’s business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following:

•	the ineffectiveness of the Company’s business strategy due to changes in current or future market conditions;

•	the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products;

•	greater frequency or severity of claims and loss activity than the Company’s underwriting, reserving or investment practices have anticipated;

•	decreased level of demand for the Company’s insurance products or increased competition due to an increase in capacity of property and casualty insurers;

•	risks inherent in establishing loss and loss adjustment expense reserves;

•	uncertainties relating to the financial ratings of the Company’s insurance and reinsurance subsidiaries;

•	uncertainties arising from the cyclical nature of the Company’s business;

•	changes in the Company’s relationships with, and the capacity of, its general agents, brokers, insurance companies and reinsurance companies from which the Company derives its business;

•	the risk that the Company’s reinsurers may not be able to fulfill obligations;

•	investment performance and credit risk;

•	new tax legislation or interpretations that could lead to an increase in the Company’s tax burden;

•	uncertainties relating to governmental and regulatory policies, both domestically and internationally;

•	foreign currency fluctuations;

•	the impact of catastrophic events;

•	the Company’s subsidiaries’ ability to pay dividends;

•	deterioration of debt and equity markets;

•	interest rate changes;

•	uncertainties relating to ongoing or future litigation matters; and

•	uncertainties and risks related to acquisitions.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Global Indemnity’s Annual Report on Form 10-K for the year ended December 31, 2016 and the documents that we file with the SEC from time to time. You may obtain copies of these documents as described under the heading “Where You Can Find More Information” elsewhere in this prospectus supplement.

Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file in the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

We are allowed to “incorporate by reference” the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until our offering is completed (other than, unless otherwise indicated, any document or information that is, or is deemed to be, furnished and not filed in accordance with applicable SEC rules):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	Portions of the Definitive Proxy Statement on Schedule 14A for the Annual General Meeting of Shareholders held on June 15, 2016, filed on April 29, 2016, that are incorporated by reference into Part III of the Annual Report on Form 10-K for the year ended December 31, 2015; and

•	Current Report on Form 8-K, filed on February 24, 2017.

You may request a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or telephoning us at the following address:

Global Indemnity Limited

Investor Relations

Attn: Walkers Corporate Limited

Cayman Corporate Centre

27 Hospital Road

George Town, Grand Cayman

KY1-9008

Telephone: +1345 814 7600

Email: info@globalindemnity.ky

This prospectus supplement and accompanying prospectus and the information incorporated by reference herein contain summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of the Notes. The descriptions of these agreements contained in this prospectus supplement and accompanying prospectus or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us as set forth above.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary does not contain all of the information you should consider before investing in the Notes and is qualified in its entirety by reference to the more detailed information and consolidated historical financial statements appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should read this prospectus supplement and the accompanying prospectus carefully, including the section of this prospectus supplement entitled “Risk Factors” and the incorporated documents referred to in the section of this prospectus supplement entitled “Where You Can Find More Information.”

THE COMPANY

GI-Cayman, through its subsidiaries, is one of the leading specialty property and casualty insurers in the industry, providing its insurance products across a distribution network that includes binding authority, program, brokerage, and reinsurance. Our A Ordinary Shares are publicly traded on the NASDAQ Global Select Market under the trading symbol “GBLI.”

On January 1, 2015, one of our subsidiaries, Global Indemnity Group, Inc. completed its acquisition of all of the issued and outstanding capital stock of American Reliable Insurance Company. American Reliable was established in 1952 and is headquartered in Scottsdale, Arizona. It has facilities in Scottsdale, Arizona, and Omaha, Nebraska, and writes property and casualty insurance across all 50 states and the District of Columbia. It writes specialty personal lines and agricultural property and casualty insurance, in each case distributed through a network of general and independent agents.

We manage our business through three business segments: Commercial Lines, managed in Bala Cynwyd, Pennsylvania, offers specialty property and casualty products designed for product lines such as Small Business Binding Authority, Property Brokerage, and Programs; Personal Lines, managed in Scottsdale, Arizona, offers specialty personal lines and agricultural coverage; and Reinsurance Operations, managed in Bermuda, provides reinsurance solutions through brokers and primary writers including insurance and reinsurance companies. The Commercial Lines and Personal Lines segments comprise our U.S. Insurance Operations.

We are incorporated in the Cayman Islands as an exempted company and our principal executive offices are located at 27 Hospital Road, George Town, Grand Cayman, KY1-9008, Cayman Islands. Our telephone number is +1345 814 7600 and our website address is www.globalindemnity.ky. Information contained in our website is not a part of, nor is it incorporated by reference in, this prospectus supplement.

SUMMARY OF THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Notes, see “Description of the Notes” in the prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.

Issuer	Global Indemnity Limited

Notes

$             principal amount of         % Subordinated Notes due 2047 ($             principal amount if the underwriters exercise their over-allotment option in full) issued in minimum denominations of $25 and integral multiples thereof.

Maturity Date	The Notes will mature on April 15, 2047.

Interest Rate	The Notes will bear interest at a rate of % per year, computed on the basis of a 360-day year of twelve 30-day months, payable quarterly in arrears.

Interest Payment Dates

January 15, April 15, July 15 and October 15, commencing on July 15, 2017 to holders of record at the close of business on the immediately preceding January 1, April 1, July 1 or October 1 (whether or not a business day). If a scheduled interest payment date is not a business day, interest will be paid on the next succeeding business day.

Optional Redemption

We may redeem the Notes in $25 increments in whole or in part on April 15, 2022, or on any interest payment date thereafter, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the date of redemption. If we redeem only a portion of the Notes on any date of redemption, we may subsequently redeem additional Notes.

No Security or Guarantees	None of our obligations under the Notes will be secured by collateral or guaranteed by any of our subsidiaries, any of our other affiliates or any other persons.

Subordination; Ranking

The Notes will be our subordinated unsecured obligations and will rank (i) senior to our existing and future capital stock, (ii) senior in right of payment to any future junior subordinated debt, (iii) equally in right of payment with any existing unsecured, subordinated debt that we have issued or that we may issue in the future that ranks equally with the Notes, including our 7.75% Subordinated Notes due 2045, and (iv) subordinate in right of payment to any of our existing and future senior debt. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries. See “Description of the Notes—Ranking” for more information regarding the subordination of the Notes.

Use of Proceeds

We expect to receive net proceeds from the sale of the Notes offered hereby of approximately $             (or approximately $             if the underwriters exercise their over-allotment option in full), after deducting underwriting discounts and our estimated expenses. We intend to use the net proceeds from this offering for general corporate purposes, including, but not limited to, the financing for acquisitions, repurchases of ordinary shares, repayment of indebtedness, and expansion of the net underwriting capacity of our insurance subsidiaries. For additional information, see “Use of Proceeds” in this prospectus supplement.

Book-Entry

The Notes will be represented by one or more permanent global notes. Each global note representing book-entry notes will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of a nominee designated by DTC. Each beneficial interest in a global note is referred to as a book-entry note. Investors may elect to hold their book-entry notes through another clearing system but only in the manner described in this prospectus supplement and the accompanying prospectus. Any such book-entry notes may not be exchanged for certificated securities except in limited circumstances described in this prospectus supplement. For additional information, see “Description of the Notes—Book-Entry System—The Depository Trust Company” in this prospectus supplement.

Listing

We have applied to list the notes on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “GBLIL.” If the application is approved, we expect trading in the notes on the NASDAQ to begin within 30 days of March     , 2017, the original issue date.

Further Issuances

We may, from time to time, without the consent of the holders of the Notes, create and issue additional notes having the same terms and conditions as the Notes that are equal in rank to the Notes offered by this prospectus supplement and the accompanying prospectus in all respects (or in all respects except for the issue date, the issue price and, if applicable, the first interest payment date and the initial interest accrual date). If issued, these notes will be consolidated and form a single series with the Notes. However, any additional notes that are not fungible with the Notes for U.S. federal income tax purposes will have a separate CUSIP, ISIN or other identifying number than the Notes issued hereby.

Indenture and the Trustee	The Notes will be issued pursuant to the indenture between us and U.S. Bank National Association, as trustee.

Governing Law

The indenture governing the Notes and the Notes will be governed by and construed in accordance with the laws of the State of New York. The indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended.

Risk Factors

See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before you decide whether to make an investment in the Notes.

RISK FACTORS

Investing in the Notes involves risk. Prior to making a decision about investing in the Notes, you should carefully consider the following risk factors, as well as the risk factors incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2016, under the heading “Risk Factors,” and the other information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we file with the SEC in connection with this offering. See “Where You Can Find More Information.”

Risks Related to the Notes

We are a holding company and substantially all of our operations are conducted by our subsidiaries. Our obligations under the Notes are structurally subordinated to all claims of creditors (including policyholders and trade creditors) of our subsidiaries.

We conduct all of our operations through our subsidiaries, and our subsidiaries generate all of our operating income and cash flow. Our ability to pay our obligations under the Notes depends on our ability to obtain cash dividends or other cash payments or obtain loans from our subsidiaries, which are separate and distinct legal entities that will have no obligations to pay any dividends or to lend or advance funds to us.

Due to our corporate structure, most of the dividends that we receive from our subsidiaries must pass through Global Indemnity Reinsurance, our Bermuda reinsurance company. The inability of Global Indemnity Reinsurance to pay dividends in an amount sufficient to enable us to meet our cash requirements, including debt service in respect of the Notes, at the holding company level could have a material adverse effect on our operations.

Bermuda law does not permit payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. Furthermore, pursuant to the Bermuda Insurance Act 1978, an insurance company is prohibited from declaring or paying a dividend during the financial year if it is in breach of its minimum solvency margin or minimum liquidity ratio or if the declaration or payment of such dividends would cause it to fail to meet such margin or ratio. As of December 31, 2016, the Company believes Global Indemnity Reinsurance could pay dividends to us of up to $324.7 million in 2017, without prior regulatory approval. Global Indemnity Reinsurance has not paid us any dividends during 2017.

In addition, our U.S. insurance subsidiaries, which are indirect subsidiaries of Global Indemnity Reinsurance, are subject to significant regulatory restrictions limiting their ability to declare and pay dividends, which must first pass through Global Indemnity Reinsurance before being paid to Global Indemnity. As of December 31, 2016, our U.S. insurance subsidiaries collectively could pay dividends to us of $29.2 million in 2017 without prior regulatory approval, which is in addition to the $35.0 million in dividends that were paid on January 10, 2017, as previously declared in 2015 by the United National insurance companies.

Moreover, except to the extent that we have priority or equal claims against our subsidiaries as a creditor, our obligations under the Notes will be structurally subordinated to the obligations of our subsidiaries. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the Notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors, holders of preferred shares, if any, and policyholders.

The Notes will be subordinated in right of payment to our Senior Indebtedness and holders of Notes may recover ratably less than unsubordinated creditors in the event of our bankruptcy, liquidation or reorganization.

The Notes are subordinated obligations and rank junior in right of payment to the claims of holders of our Senior Indebtedness (as defined under “Description of the Notes—Ranking”). In the event of a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, the claims of those holding certain categories of preferential debts will take priority over the claims of both secured and unsecured creditors, and the claims of secured creditors will rank in priority over the claims of unsecured creditors. Our creditors, other than those in respect of debt ranking equal with or junior to the Notes, will be entitled to receive payment in full of all obligations due to them before the holders of Notes will be entitled to receive any payment with respect to the Notes. As a result of the subordination provisions described above, in the event of our bankruptcy, liquidation or reorganization, holders of Notes may recover ratably less than unsubordinated creditors.

In addition, the indenture governing the Notes will prevent us from making payments in respect of the Notes if any principal, premium or interest in respect of Senior Indebtedness is not paid within any applicable grace period (including at maturity) or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms. See “Description of the Notes—Ranking.”

The Notes do not restrict our ability to incur additional debt, repurchase our securities or to take other actions that could have a negative impact on the holders of the Notes.

We are not restricted under the terms of the Notes from incurring additional debt, including debt that ranks senior to the Notes, or repurchasing our ordinary shares or other securities. In addition, the Notes do not require us to achieve or maintain any minimum financial results or ratios relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes could have the effect of diminishing our ability to make payments on the Notes when due.

The Notes have limited acceleration rights.

Holders of the Notes have limited rights of acceleration upon events of default. There is no right of acceleration of maturity of the Notes in the case of default in the payment of principal of, premium, if any, or interest on, the Notes or in the performance of any other obligation of the Company under the Notes or if we default on any other debt securities. Holders may accelerate payment of indebtedness on the Notes only upon our bankruptcy, insolvency or reorganization. See “Description of Notes—Events of Default.” In addition, the holders of Senior Indebtedness and certain other instruments that we or our subsidiaries have issued or may issue from time to time may declare such indebtedness in default and accelerate the due date of such indebtedness if an event of default under any of those instruments shall have occurred and be continuing, which may adversely affect our ability to pay obligations on the Notes.

An active trading market for the Notes may not develop, and any such market for the Notes may be illiquid.

The Notes constitute a new issue of securities with no established trading market. We have applied to list the Notes on the NASDAQ. If the application is approved, trading on the NASDAQ is expected to commence within 30 days of the original issue date of the Notes. However, listing the Notes on the NASDAQ does not guarantee that a trading market will develop or, if a trading market does develop, that the depth or liquidity of that market will enable the holders to sell their Notes easily. In addition, the liquidity of the trading market in the Notes, and the market prices quoted therefor, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active after-market for the Notes will develop or be sustained, that holders of the Notes will be able to sell their Notes or that holders of the Notes will be able to sell their Notes at favorable prices.

If a trading market does develop, general market conditions and unpredictable factors could adversely affect market prices for the Notes.

If a trading market does develop, there can be no assurance about the market prices for the Notes. Several factors, many of which are beyond our control, will influence the market price of the Notes. Factors that might influence the market price of the Notes include, but are not limited to:

•	the level of liquidity of the Notes;

•	the time remaining to maturity of the Notes;

•	the aggregate amount outstanding of the relevant Notes;

•	the redemption features of the Notes;

•	whether interest payments have been made and are likely to be made on the Notes from time to time;

•	our creditworthiness, financial condition, performance and prospects;

•	the market for similar securities;

•	the level, direction, and volatility of market interest rates generally; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

If you purchase the Notes, the Notes may subsequently trade at a discount to the price that you paid for them.

The Notes are subject to early redemption.

We may redeem the Notes in $25 increments in whole or in part on April 15, 2022, or on any interest payment date thereafter, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the date of redemption. The Notes are less likely to become subject to early redemption during periods when interest is accruing on the Notes at a rate below that which we would pay on any new issue of our interest-bearing debt securities having a maturity equal to the remaining term of the Notes. The Notes are more likely to become subject to early redemption during periods when interest is accruing on the Notes at a rate above that which we would pay on any new issue of interest-bearing debt securities having a maturity equal to the remaining term of the Notes. In the event that we redeem your Notes prior to the maturity date, you will receive only 100% of the principal amount of your Notes to be redeemed, plus accrued but unpaid interest on the principal amount being redeemed to, but not including, the redemption date, as described under the heading “Description of the Notes—Optional Redemption” in this prospectus supplement.

An adverse rating of the Notes could adversely affect the market price of the Notes.

We do not intend to seek a rating for the Notes from any rating agency other than A.M. Best. However, a rating agency not requested or engaged by us to provide a rating may nonetheless issue an unsolicited rating. Credit rating agencies may rate our debt securities, including the Notes, employing factors that include our financial condition, liquidity and results of operations, business and prospects and their view of the general outlook for the economy generally and the insurance industry specifically. Actions taken by the rating agencies can include initiating, maintaining, upgrading, downgrading or withdrawing a current rating of our indebtedness or placing us on negative outlook for possible future downgrading. Such action may be taken at any time and is beyond our control. The downgrade or withdrawal of any credit rating of our indebtedness, including the Notes, or placing us on negative outlook for possible future downgrading would likely increase our cost of financing, limit our access to the capital markets and have a negative effect on the value of your Notes.

It may not be possible to enforce certain U.S. judgments in the Cayman Islands

It may not be possible to enforce certain court judgments obtained in the United States against us (or our directors or officers) in the Cayman Islands. We have been advised that there is no statutory enforcement in the Cayman Islands of judgments obtained in United States courts, and such matters are governed by the common law of the Cayman Islands. A final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would be enforced to the extent described under “Enforceability of Civil Liabilities Under United States Federal Securities Laws and Other Matters” in the accompanying prospectus but would not be automatically enforceable in the Cayman Islands. Uncertainty exists as to whether the courts of the Cayman Islands would:

•	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

USE OF PROCEEDS

We expect to receive net proceeds from the sale of the Notes offered hereby of approximately $             (or approximately $             if the underwriters exercise their over-allotment option in full), after deducting underwriting discounts and our estimated expenses. We intend to use the net proceeds from this offering for general corporate purposes, including but not limited to the financing for acquisitions, repurchases of ordinary shares, repayment of indebtedness, and expansion of the net underwriting capacity of our insurance subsidiaries.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

For purposes of computing the following ratios, earnings consist of net income (loss) before income tax expense, excluding interest costs capitalized, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs, including interest costs capitalized, plus one-third of minimum rental payments under operating leases, which are estimated by management to be the interest factor of these rentals. The ratio of earnings to fixed charges and preferred share dividends is the same as the ratio of earnings to fixed charges for each of the periods presented below as there were no preferred shares outstanding for such periods.

	Fiscal Year Ended December 31,
	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges	5.7x	6.4x	43.4x	10.0x	5.7x
Ratio of Earnings to Fixed Charges and Preferred Share Dividends	5.7x	6.4x	43.4x	10.0x	5.7x

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our consolidated capitalization as of December 31, 2016:

•	on an actual basis; and

•	on an as adjusted basis, after giving effect to the sale of the Notes in this offering (assuming no exercise of the underwriters’ overallotment option) and the application of the net proceeds therefrom.

You should read the following table in conjunction with “Use of Proceeds” in this prospectus supplement and our consolidated financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2016
	Actual	As Adjusted
	(in thousands)
	(unaudited)
Cash and cash equivalents	$75,110	$

Debt:
Margin borrowing facilities	$66,646		$66,646
7.75% Subordinated Notes due 2045 (1)	100,000		100,000
Notes offered hereby	—

Total Debt	166,646

Shareholders’ equity
Ordinary shares, $0.0001 par value, 900,000,000 ordinary shares authorized; A ordinary shares issued: 13,436,548 and 16,424,546, respectively; A ordinary shares outstanding: 13,436,548 and 13,313,751, respectively; B ordinary shares issued and outstanding: 4,133,366 and 4,133,366, respectively	2		2
Additional paid-in capital	430,283		430,283
Accumulated other comprehensive income, net of taxes	(618)		(618)
Retained earnings	368,284		368,284
A ordinary shares in treasury, at cost: 0 and 3,110,795 shares, respectively	—		—

Total shareholder’s equity	$797,951		$797,951

Total capitalization	$964,597	$

(1)	Gross of unamortized debt issuance cost of $3.5 million.

DESCRIPTION OF THE NOTES

The following description of the terms of the Notes supplements the description of the general terms of our debt securities set forth under “Description of the Debt Securities” in the accompanying prospectus. The following summary and provisions of the Notes does not purport to be complete and is qualified in its entirety by reference to the pertinent section of the indenture dated as of August 12, 2015 (the “base indenture”), between the Company, as successor to Global Indemnity plc, and Wells Fargo Bank, National Association (“Wells Fargo”), as supplemented by a supplemental indenture dated as of November 7, 2016, among the Company, Global Indemnity plc and Wells Fargo, and as further supplemented and amended by a supplemental indenture among the Company, Wells Fargo and U.S. Bank National Association (the “trustee” with respect to the Notes) (together with the base indenture and the supplemental indentures, the “indenture”). Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the indenture. As used in this section, “we,” “us,” “our,” “the Company” and “GBLI” mean Global Indemnity Limited and do not include its subsidiaries.

General

We will issue $             aggregate principal amount of the Notes ($             principal amount if the underwriters exercise their overallotment option in full) pursuant to the indenture. The Notes are unsecured, subordinated debt instruments. The Notes will be issued in fully-registered book-entry form without coupons and in denominations of $25 and integral multiples of $25 in excess thereof.

The Notes will have a maturity date of April 15, 2047.

Holders of the Notes and the trustee have no right to accelerate the maturity of the Notes in the event we fail to pay interest or principal on the Notes, fail to perform any other obligation under the Notes or in the indenture or default on any other securities issued by us. See “—Events of Default” below.

The indenture will not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The indenture will not contain provisions that would afford holders of Notes protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect holders. The indenture will not restrict us in any way, now or in the future, from incurring additional indebtedness, including Senior Indebtedness (as defined below) that would rank senior in right of payment to the Notes.

The Notes will not be entitled to a sinking fund and cannot be redeemed at the option of the holder.

Interest Rate

Subject to applicable law, as described below, interest on the Notes will accrue from and including the original issue date to, but excluding, the maturity date or earlier acceleration or redemption at an annual rate equal to         %, and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2017, to the record holders at the close of business on the immediately preceding on January 1, April 1, July 1 or October 1, as applicable (whether or not a Business Day). If the interest payment date falls on a day that is not a Business Day, interest will be paid on the next succeeding Business Day (and without any interest or other payment in respect of any such delay).

Interest on the Notes will accrue from the most recent date on which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, the date of initial issuance. Interest on the Notes will cease to accrue upon the earlier of the maturity date and any date of redemption. The amount of interest payable for any interest payment period will be computed on the basis of a 360-day year comprised of twelve 30-day months.

“Business Day” means a day that in The City of New York or in any Place of Payment is not a day on which banking institutions are authorized by law or regulation to close.

Ranking

The payment of the principal of and interest on the Notes will be expressly subordinated, to the extent and in the manner set forth in the indenture, to the prior payment in full of all of our Senior Indebtedness.

“Senior Indebtedness” will be defined in the indenture to include the principal of (and premium, if any) and unpaid interest on (1) Indebtedness of the Company, whether outstanding on the date of the indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed, other than (a) any Indebtedness of the Company which when incurred, and without respect to any election under Section 1111(b) of the U.S. Bankruptcy Code, was without recourse to the Company, (b) any Indebtedness of the Company to any of its subsidiaries, (c) Indebtedness to any employee of the Company, (d) any liability for taxes, (e) Trade Payables and (f) any Indebtedness of the Company which is expressly subordinate in right of payment to any other Indebtedness of the Company, and (2) renewals, extensions, modifications and refundings of any such Indebtedness. For purposes of the foregoing and the definition of “Senior Indebtedness,” the phrase “subordinated in right of payment” means debt subordination only and not lien subordination, and accordingly, (x) unsecured indebtedness shall not be deemed to be subordinated in right of payment to secured indebtedness merely by virtue of the fact that it is unsecured, and (y) junior liens, second liens and other contractual arrangements that provide for priorities among holders of the same or different issues of indebtedness with respect to any collateral or the proceeds of collateral shall not constitute subordination in right of payment.

“Indebtedness” will be defined in the indenture as any and all obligations of a Person for money borrowed which, in accordance with GAAP, would be reflected on the balance sheet of such Person as a liability on the date as of which Indebtedness is to be determined.

“Trade Payables” will be defined in the indenture as accounts payable or any other Indebtedness or monetary obligations to trade creditors created or assumed by the Company or any Subsidiary of the Company in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities).

“U.S. Bankruptcy Code” will be defined in the indenture as Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries. Because we are a holding company, our ability to pay our obligations under the Notes and any other debt obligations we may have depends on our ability to obtain cash dividends or other cash payments or obtain loans from our subsidiaries. See “Risk Factors—Risks Related to the Notes—We are a holding company and substantially all of our operations are conducted by our subsidiaries. Our obligations under the Notes are structurally subordinated to all claims of creditors (including policyholders and trade creditors) of our subsidiaries.”

Upon any payment or distribution of assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all Senior Indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the Notes, or for the acquisition of any of the Notes for cash, property or otherwise. If such events of bankruptcy, insolvency or reorganization occur, after we have paid in full all Senior Indebtedness, or such payment is duly provided for to the satisfaction of the holders of Senior Indebtedness, the holders of Notes together with the holders of any of our other obligations that rank equally with the Notes will be entitled to receive from our remaining assets any principal or interest due at that time on the Notes and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the Notes.

If any principal, premium or interest in respect of Senior Indebtedness is not paid within any applicable grace period (including at maturity) or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, we may not pay the principal of, or premium, if any, or interest on, the Notes or repurchase, redeem or otherwise retire any Notes, unless, in each case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full.

If the Notes are declared due and payable before their stated maturity, the holders of Senior Indebtedness outstanding at the time the Notes so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of such Senior Indebtedness before the holders of the Notes are entitled to receive any payment on the Notes. If, notwithstanding the foregoing, we make any payment to the trustee or the holder of any Notes prohibited by this and the preceding paragraph, and if such fact shall, at or prior to the time of such payment, have been made known by an officers’ certificate delivered to a Responsible Officer of the trustee or such holder, such payment must be paid over and delivered to us.

Because of the subordination provisions of the indenture, if we become insolvent, holders of Senior Indebtedness may receive more, ratably, and holders of the Notes may receive less, ratably, than our other creditors.

The Notes do not limit our or our subsidiaries’ ability to incur additional debt, including debt that ranks senior or pari passu (x) in right of payment and (y) upon our liquidation to the Notes. The Notes will be our subordinated unsecured obligations and will rank (a) senior to our existing and future capital stock, (b) senior in right of payment to any existing and future junior subordinated debt, (c) equally in right of payment with any existing unsecured subordinated debt that we have issued or that we may issue in the future that ranks equally with the Notes, including our 7.75% Subordinated Notes due 2045, and (d) subordinate in right of payment to any of our existing and future Senior Indebtedness. At December 31, 2016, we had $66.6 million of indebtedness ranking senior to the Notes, including amounts outstanding under our margin borrowing facilities, $100 million of indebtedness ranking equally with the Notes and no indebtedness ranking junior to the Notes. The Notes will be effectively subordinated to all of the existing and future indebtedness and other liabilities of our subsidiaries. At December 31, 2016, our subsidiaries had outstanding indebtedness and other liabilities of $1.2 billion, excluding intercompany liabilities, all of which rank structurally senior to the Notes.

Optional Redemption

We may redeem the Notes in $25 increments in whole or in part on April 15, 2022, or on any interest payment date thereafter, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but not including, the date of redemption. If we redeem only a portion of the Notes on any date of redemption, we may subsequently redeem additional Notes.

If we redeem less than all the Notes at any time, the Notes to be redeemed will be selected in accordance with the procedures of DTC and which may provide for the selection or redemption of a portion of the principal amount of any Note so long as the unredeemed portion of the principal amount of any Note is in an authorized denomination.

The notices of redemption will be sent at least 30 days but not more than 60 days before the applicable redemption date to each holder of Notes being redeemed or transmitted otherwise in accordance with the procedures of DTC. If any Note is to be redeemed in part only, any notice of redemption that relates to that Note will state the portion of the principal amount to be redeemed.

Notice of redemption having been given, any Notes to be redeemed shall, on the redemption date, become due and payable at the redemption price and from and after such date (unless we default in the payment of the redemption price) such Notes shall cease to bear interest. Upon surrender of any such Notes for redemption, such Notes shall be paid by us at the redemption price.

If any Notes called for redemption are not paid upon surrender for redemption, the principal thereof shall, until paid, bear interest from the redemption date at the rate prescribed in the Notes.

Denominations

The Notes will be issued only in fully-registered book-entry form without coupons in denominations of $25 each and integral multiples of $25 in excess thereof. We expect that the Notes will be held in book-entry form only, as described under “Book-Entry System” and will be held in the name of DTC or its nominee.

Payment of Additional Amounts

All amounts payable (whether in respect of principal, interest or otherwise) in respect of the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction unless the withholding or deduction of such taxes, duties, levies, assessments or governmental charges is required by law. “Taxing Jurisdiction” means the Cayman Islands or any political subdivision thereof, or any authority or agency therein having the power to tax, or any other jurisdiction from or through which payment on the Notes is made or in which the Company or any payor of a payment on the Notes is organized or generally is or becomes subject to taxation.

If such withholding or deduction is required, the Company will pay, or cause to be paid, such additional amounts on the Notes as may be necessary in order that the net amounts receivable by a holder of the Notes after such withholding or deduction (including any withholding or deduction from such additional amounts) shall equal the respective amounts that would have been receivable by such holder of the Notes had no such withholding or deduction been required (“Additional Amounts”), except that no such Additional Amounts shall be payable on such Notes in relation to any payment (including a payment made in connection with a redemption) in respect of such Notes:

•	to, or to a third party on behalf of, a Person who would be able to avoid such withholding or deduction by complying with applicable statutory requirements or by making a declaration of non-residence or similar claim for exemption (including a claim under an applicable double taxation treaty) but, in either case, fails to do so, or is liable for such taxes, duties, levies, assessments or governmental charges in respect of the Notes by reason of such Person (or such third party) having some connection with (including, without limitation, being a citizen of, being incorporated or engaged in a trade or business in, or having a residence or principal place of business or other presence in) the Taxing Jurisdiction, other than (a) the mere holding of the Notes, (b) the receipt of principal, interest or other amount in respect of the Notes or (c) the mere enforcement of rights with respect to the Notes;

•	presented for payment more than 30 days after the relevant date (as defined below), except to the extent that the relevant holder would have been entitled to such Additional Amounts on presenting the same for payment on or before the expiration of such period of 30 days;

•	to a fiduciary, a partnership, or a Person who is not the beneficial owner of the Notes, if and to the extent that, as a result of an applicable tax treaty, no Additional Amounts would have been payable had the beneficiary, partner or beneficial owner owned the Notes directly;

•	on account of any inheritance, gift, estate, personal property, stamp, sales or transfer or similar taxes, duties, levies, assessments or similar governmental charges;

•	on account of any taxes, duties, levies, assessments or governmental charges that are payable otherwise than by withholding from payments in respect of the Notes;

•	any taxes imposed on, or withheld or deducted from, a payment to an individual that are required to be made pursuant to European Council Directive 2003/48/EC, European Council Directive 2014/48/EU or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing or complying with or introduced in order to conform to such Directive or other directive;

•	any taxes that are withheld or deducted pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any current or future regulations thereunder, official interpretations thereof, or agreements (including any intergovernmental agreement or any laws, rules or practices implementing such intergovernmental agreement) entered into in connection therewith; or

•	any combination of the bullets above.

The “relevant date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the trustee on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders of the Notes, notice to that effect shall have been duly given to the holders of the Notes. Neither the trustee nor the paying agent shall have any responsibility or liability for the determination, verification or calculation of any Additional Amounts.

Events of Default

The indenture will provide that certain events of bankruptcy, insolvency or reorganization relating to us are “events of default” with respect to the Notes. If an event of default relating to bankruptcy, insolvency or reorganization occurs, the principal amount of all the Notes will automatically, and without action by the trustee or any holder, become immediately due and payable.

The indenture will define a “default” with respect to the Notes as:

•	our failure to pay interest on any Note when due and payable, and continuance thereof for a period of 30 days;

•	our failure to pay principal or premium, if any, on the Notes when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise; or

•	our failure to perform, or breach of, any other covenant, warranty or agreement in the indenture that applies to Notes for 60 days after we have received a notice of the failure to perform in the manner specified in the indenture.

There is a right of acceleration only in the case of an event of default. There is no right of acceleration in the case of a default. Accordingly, payment of principal of the Notes may be accelerated only in the case of our bankruptcy, insolvency or reorganization as provided in the indenture.

The indenture will provide that if default is made on payment of interest and continues for a 30 day period or if default is made on payment of principal of the Notes, we will, upon demand of the trustee, pay to it, for the benefit of the holder of any such Note, the whole amount then due and payable on such Note for principal, premium, if any, and interest. The indenture will further provide that if we fail to pay such amount immediately upon such demand, the trustee may, among other things, institute a judicial proceeding for its collection.

Consolidation, Merger or Sale of Assets

The indenture will provide that we may not (1) consolidate with or merge with or into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, (2) permit any person to consolidate with or merge into us or (3) permit any person to convey, transfer, sell or lease that person’s properties and assets substantially as an entirety to us unless:

•	in the case of (1) and (2) above, if we are not the surviving person, such surviving person is an entity organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, Ireland, the Cayman Islands, Bermuda or any country which is a member of the Organization for Economic Co-operation and Development or the European Union and the surviving person assumes the payment of the principal of, premium, if any, and interest on, the Notes and the performance of its other covenants under the indenture pursuant to a supplemental indenture;

•	immediately after giving effect to the transaction, no default or event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, will have occurred and be continuing; and

•	we shall have delivered to the trustee an officer’s certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been satisfied.

Covenant Defeasance

The “covenant defeasance” provisions of the indenture, which would allow us to cease to comply with any covenants applicable to the Notes (including the consolidation, merger and sale of assets covenant and the reporting covenant), will be applicable to the Notes.

Indemnification of Judgment Currency

The Company will indemnify the trustee and each holder of the Notes to the fullest extent permitted by applicable law against any loss incurred by the trustee or any such holder, as applicable, as a result of any judgment or order being given or made for any amount due under the Notes and the judgment or order being expressed and paid in the currency (the “judgment currency”), other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar is converted into the judgment currency for the purpose of the judgment or order and (ii) the spot rate of exchange in The City of New York at which the trustee or such holder, as applicable, on the date that payment is made pursuant to the judgment or order is able to purchase U.S. dollars with the amount of the judgment currency actually received by the trustee or such holder.

New York Law to Govern

The indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York. The indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended. We and the trustee irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the Notes, or the transactions contemplated thereby.

Listing

We have applied to list the Notes on the NASDAQ Global Select Market under the symbol “GBLIL.” If the application is approved, we expect trading on the NASDAQ Global Select Market to begin within 30 days of the original issue date of the Notes.

Further Issuances

We may, from time to time, without the consent of the holders of the Notes, create and issue additional notes having the same terms and conditions as the Notes that are equal in rank to the Notes offered by this prospectus supplement and the accompanying prospectus in all respects (or in all respects except for the issue date, the issue price and, if applicable, the first interest payment date and the initial interest accrual date). If issued, these notes will be consolidated and form a single series with the Notes. However, any additional notes that are not fungible with the Notes for U.S. federal income tax purposes will have a separate CUSIP, ISIN or other identifying number than the Notes issued hereby.

About the Trustee

U.S. Bank National Association is the trustee under the indenture and will be the paying agent and registrar for the Notes. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business.

Internal Revenue Code Section 6045

In connection with any proposed exchange of a Certificated Note for a Global Note, we or DTC shall be required to provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

BOOK-ENTRY SYSTEM

Upon issuance, the Notes will be represented by one or more fully registered global certificates, each of which we refer to as a global note. Each such global note will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of DTC or a nominee thereof. Initial settlement for the Notes will be made in same day funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Unless and until it is exchanged in whole or in part for Notes in definitive form, no global note may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Investors may elect to hold their interest in the global securities through either DTC, Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. None of we, the underwriters and the trustee has any responsibility or liability for any act or omission of DTC.

So long as DTC, or its nominee, is a registered owner of a Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Note for all purposes under the indenture. Except as provided below, the actual owners of the Notes represented by a Note (the “beneficial owner”) will not be entitled to have the Notes represented by such Note registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders thereof under the indenture. Any notices required to be given to the holders while the Notes are Global Notes will be given to DTC. Redemption notices shall be sent to DTC. If less than all of the Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue Notes in definitive form in exchange for the global notes. We will also issue Notes in definitive form in exchange for the global notes if an event of default or default has occurred with regard to the Notes represented by the global notes and has not been cured or waived. In addition, we may at any time and in our sole discretion (subject to the procedures of DTC) determine not to have the Notes represented by the global notes and, in that event, will issue Notes in definitive form in exchange for the global notes. In any such instance, an owner of a beneficial interest in the global notes will be entitled to physical delivery in definitive form of Notes represented by the global notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in definitive form will be issued as registered Notes in denominations of $25 and integral multiples of $25 above that amount, unless otherwise specified by us. Notes in definitive form can be transferred by presentation for registration to the registrar at its corporate trust office and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the trustee duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes in definitive form.

Accordingly, each person owning a beneficial interest in a Note must rely on the procedures of DTC and, if such person is not a participant of DTC (a “participant”), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, in the event that the Company requests any action of holders of the Notes or that an owner of a beneficial interest is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, as defined below, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the Notes. Offered securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One or more fully registered global securities will be issued for the Notes, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC (“direct participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the American Stock Exchange, Inc. and FINRA. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its participants are on file with the SEC.

Purchases of the Notes under DTC’s system must be made by or through direct participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Notes, except in the limited circumstances that may be provided in the indenture.

To facilitate subsequent transfers, all Notes deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the Notes. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus

Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments on the Notes will be made in immediately available funds to DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee under the indenture or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of beneficial owners is the responsibility of the Company or the applicable agent, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct participants and indirect participants.

DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the Company or the applicable agent. Under such circumstances, in the event that a successor securities depositary is not obtained, offered security certificates are required to be printed and delivered. The Company may decide (subject to the procedures of DTC) to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, offered security certificates will be printed and delivered.

Clearstream. Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

Euroclear. Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by DTC for Euroclear.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the Notes sold outside of the United States and cross-market transfers of the Notes associated with secondary market trading.

The information in this section concerning DTC, Clearstream and Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

TAX CONSIDERATIONS

Cayman Islands Tax Considerations

There are no income taxes, withholdings, levies, registration taxes, or other duties or similar taxes or charges now imposed, or which under the present laws of the Cayman Islands could in the future become imposed, in connection with the Notes or on any payment to be made by the Company pursuant to the Notes. The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. The Company is registered as an “exempted company” pursuant to the Companies Law (as amended). The Company has received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of twenty years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation, or any tax in the nature of estate duty or inheritance tax, will apply to any property comprised in or any income arising under the Company, in respect of any such property or income.

Certain United States Federal Income Tax Considerations

The following discussion summarizes the U.S. federal income tax considerations of the ownership and disposition of the Notes generally applicable to U.S. Holders (as defined below). It applies only to U.S. Holders that acquire the Notes in this offering at the initial offering price (disregarding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers) and hold such Notes as capital assets (generally, property held for investment purposes). This discussion does not apply to holders subject to special rules, including brokers, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, banks, thrifts and other financial institutions, persons liable for alternative minimum tax, persons that hold an interest in an entity that holds the Notes, persons that hold the Notes as part of a hedging, integration, conversion or constructive sale transaction or a straddle, or persons whose functional currency is not the U.S. dollar.

This discussion does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances. Further, it does not address any aspect of foreign, state, local or estate or gift taxation or the 3.8% Medicare tax imposed on certain net investment income. Each prospective investor should consult its own tax advisor as to the U.S. federal, state, local, foreign and any other tax consequences of the acquisition, ownership and disposition of the Notes. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed U.S. Treasury Regulations, rulings by the U.S. Internal Revenue Service (“IRS”), and published court decisions, all as in effect as of the date hereof, and any of which may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

A “U.S. Holder” is a beneficial owner of the Notes who, for U.S. federal income tax purposes, is a citizen or individual resident of the United States, a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership or other pass-through entity holds the Notes, the U.S. federal income tax treatment of a partner, beneficiary, or other stakeholder will generally depend on the status of that person and the tax treatment of the pass-through entity. A partner, beneficiary, or other stakeholder in a pass-through entity holding the Notes should consult its own tax advisor with regard to the U.S. federal income tax treatment of its investment in the Notes.

Payments of Interest. Payments of interest on a Note (including any Additional Amounts and taxes withheld on payments) will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the U.S. Holder’s method of accounting for tax purposes. A U.S. Holder may, subject to certain limitations, be eligible to claim a credit or deduction in respect of non-U.S. taxes, if any, that are withheld from payments on the Notes for purposes of computing its U.S. federal income tax liability. Interest received or accrued on the Notes and any Additional Amounts generally will constitute foreign source income to a U.S. Holder and will generally be characterized as “passive category income” for U.S. foreign tax credit purposes. The rules relating to foreign tax credits are complex, and U.S. Holders should consult their own tax advisors with regard to the availability of foreign tax credits and the application of the foreign tax credit rules to their particular situation.

Sale, Exchange and Redemption of the Notes. A U.S. Holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a Note in an amount equal to the difference, if any, between the amount realized upon the sale, exchange, redemption or other taxable disposition (reduced by any amounts attributable to accrued but unpaid interest, which will be treated as interest as described above under “Payments of Interest”) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s initial tax basis in a Note will generally equal the cost of such note to the holder. Any gain or loss that a U.S. Holder recognizes on a sale, exchange, redemption or other taxable disposition of a Note will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the Note for more than one year. Long-term capital gain of U.S. Holders may be eligible for reduced rates of taxation. Such gain or loss will generally be treated as U.S. source income or loss for U.S. foreign tax credit purposes. A U.S. Holder’s ability to deduct capital losses may be limited.

Required Disclosure with Respect to Foreign Financial Assets. Certain U.S. Holders are required to report information relating to an interest in the Notes, subject to certain exceptions (including an exception for Notes held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in the Notes. U.S. Holders are urged to consult their own tax advisors regarding information reporting requirements relating to their ownership of the Notes.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement, the underwriters named below, for whom Morgan Stanley & Co. LLC, UBS Securities LLC and RBC Capital Markets, LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of Notes indicated below.

Name	Principal Amount of Notes
Morgan Stanley & Co. LLC	$
UBS Securities LLC	$
RBC Capital Markets, LLC	$
Total	$

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the Notes offered by this prospectus supplement and the accompanying prospectus if any such Notes are taken. In certain circumstances, if an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed for a period from the date of this prospectus supplement through and including the date that is 30 days after the date hereof not to offer, sell, contract to sell or otherwise dispose of any of our securities that are substantially similar to the Notes, including any securities that are convertible into or exchangeable for, or that represent rights to receive, Notes or substantially similar securities or rights other than the Notes or securities permitted with the prior written consent of the representatives.

The underwriters initially propose to offer part of the Notes directly to the public at the public offering price listed on the cover page of this prospectus supplement and to certain dealers at a price that represents a concession not in excess of $             per Note under the public offering price. Any underwriter may allow, and such dealers may reallow, a concession not in excess of $             per Note to other underwriters or to certain dealers. After the initial offering of Notes to the public, the representatives may change the public offering price, concession and discount.

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional $             aggregate principal amount of Notes solely to cover over-allotments at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. If the underwriters exercise this option in full, upon the exercise of the option, the total underwriting discount will be $             and the total proceeds to us before expenses will be $            .

The following table shows the per share and total purchase price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional $             aggregate principal amount of the Notes.

	Per Note		Total
			No Exercise	Full Exercise
Purchase price		%	$	$
Underwriting discounts and commissions to be paid by us		%	$	$
Proceeds, before expenses, to us		%	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $            .

Prior to this offering, there has been no public market for the Notes. We have applied to list the Notes on the NASDAQ under the symbol “GBLIL”. If the application is approved, we expect trading to commence within 30 days following the initial issuance of the Notes.

In order to facilitate the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of Notes. Specifically, the underwriters may sell more Notes than they are obligated to purchase under the underwriting agreement, creating a short position. A short position may involve either “covered” short sales or “naked” short sales. Covered short sales are sales made in an amount not greater than the number of Notes available for purchase by the underwriters under the over-allotment option. The underwriters may close out a covered short position by exercising the over-allotment option or purchasing Notes in the open market. In determining the source of Notes to close out a covered short position, the underwriters will consider, among other things, the open market price of Notes compared to the price available under the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing Notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of Notes in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, Notes in the open market to stabilize the price of the Notes. These activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes. The underwriters are not required to engage in these activities and may end any of these activities at any time.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have purchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

In general, purchases of a security for the purpose of stabilizing or reducing a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the other party may be required to make in respect of those liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, various financial advisory and investment banking services and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans and/or credit default swaps) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement.

This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any Notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

We expect that delivery of the Notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date hereof or on the following business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade Notes prior to their delivery hereunder should consult their own advisor.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer to the public in that Relevant Member State of any Notes described in this prospectus supplement has been or will be made, other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive or of a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase any Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

In the United Kingdom, this prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at, and any offer subsequently may only be directed at, persons who are “qualified investors” (as defined in the Prospectus Directive) who (a) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial

Promotion) Order 2005, as amended (the “Order”) or (b) are high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged with, relevant persons.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Cayman Islands

This prospectus supplement and the accompanying prospectus do not constitute a public offer of the Notes, whether by way of sale or subscription, in the Cayman Islands. The Notes have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

The Notes may not be offered or sold by means of any document other than (a) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (b) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (c) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

VALIDITY OF SECURITIES

Certain matters as to Cayman Islands law will be passed upon for us by Walkers. Certain matters as to U.S. federal and New York law in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. The underwriters have been represented in connection with this offering by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Global Indemnity Limited appearing in its Annual Report (Form 10-K) for the year ended December 31, 2016 (including schedules appearing therein), and the effectiveness of Global Indemnity Limited’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements (and schedules) are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Global Indemnity Limited

A Ordinary Shares, B Ordinary Shares, Preferred Shares, Depositary Shares, Debt Securities,

Warrants to Purchase A Ordinary Shares,

Warrants to Purchase Preferred Shares,

Warrants to Purchase Debt Securities, Stock Purchase Contracts and

Stock Purchase Units

We may from time to time offer and sell securities that have an aggregate initial offering price of up to $500,000,000 in one or more offerings. We may offer these securities separately or together in any combination and as separate series. This prospectus provides you with a general description of the securities we may offer. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

Our A Ordinary Shares are traded on the NASDAQ Global Select Market under the symbol “GBLI”.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus and the documents incorporated herein by reference.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state or other jurisdiction’s securities commission or regulatory body has approved or disapproved of the securities referred to in this prospectus or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 7, 2016.

As used in this prospectus, “GI-Cayman” means Global Indemnity Limited, an exempted company incorporated under the laws of Cayman Islands, as successor issuer to Global Indemnity plc, a public limited company incorporated under the laws of Ireland (“GI-Ireland”).

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus and any supplement to this prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

As used in this prospectus, unless the context requires otherwise, (1) references to “dollars” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states,

i

its territories, its possessions and all areas subject to its jurisdiction, and (2) references to “Euro” and “€” are to the lawful currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Global Indemnity Limited filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process, relating to Global Indemnity Limited’s A ordinary shares, B ordinary shares, preferred shares, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units described in this prospectus. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total initial offering price of $500,000,000. This prospectus provides you with a general description of the securities that we may offer.

This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information, please refer to the registration statement. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, and the exhibits to the registration statement, contain additional information about us and the securities that we may offer under this prospectus. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto.

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors in our securities; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement, are subject to more recent developments and therefore may no longer be accurate.

In this prospectus, and in the accompanying prospectus supplement, unless the context requires otherwise and except as otherwise indicated:

•	“we,” “us” and “our” refer to Global Indemnity Limited and its subsidiaries;

•	“GI-Cayman” refers to Global Indemnity Limited and not any of its subsidiaries; and

•	“GI-Ireland” refers to Global Indemnity plc and not any of its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file in the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by GI-Ireland (the predecessor registrant to GI-Cayman) and GI-Cayman with the SEC are hereby incorporated by reference in this Registration Statement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

•	Definitive Proxy Statement on Schedule 14A filed April 29, 2016;

•	Definitive Proxy Statement on Schedule 14A for the Special Court-Ordered Meeting and Extraordinary General Meeting of Holders of Ordinary Shares of GI-Ireland held on September 14, 2016, filed on July 15, 2016 (the “Scheme Proxy Statement”);

•	Current Reports on Form 8-K filed on June 16, 2016, June 20, 2016, July 28, 2016 and September 20, 2016;

•	GI-Cayman’s Current Report on Form 8-K12B filed on November 7, 2016;

•	the description of Global Indemnity Limited’s ordinary shares included in the Scheme Proxy Statement, set forth in the section “Description of Global Indemnity Limited Share Capital,” including any amendment or report filed for the purposes of updating such description, and specifically including the Amended and Restated Memorandum and Articles of Association Global Indemnity Limited filed as Exhibit 3.3 to the Current Report on Form 8-K filed on November 7, 2016.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost upon his or her written or oral request, a copy of any of the documents that are incorporated by reference in this prospectus, other than exhibits to such documents that are not specifically incorporated by reference into such documents. You may request such documents by contacting us at:

Global Indemnity Limited

Investor Relations

Attn: Walkers Corporate Limited

Cayman Corporate Centre

27 Hospital Road

George Town, Grand Cayman

KY1-9008

Telephone: +1345 814 7600

Email: info@globalindemnity.ky

We have not authorized anyone to give any information or to represent anything not contained in this prospectus or in any of the materials that they have incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

GLOBAL INDEMNITY LIMITED

GI-Cayman, through its subsidiaries, is one of the leading specialty property and casualty insurers in the industry, provides its insurance products across a distribution network that includes binding authority, program, brokerage, and reinsurance. Our A ordinary shares are publicly traded on the NASDAQ Global Select Market under the trading symbol “GBLI.”

On January 1, 2015, one of our subsidiaries, Global Indemnity Group, Inc., completed its acquisition of all of the issued and outstanding capital stock of American Reliable Insurance Company “American Reliable.” American Reliable was established in 1952 and is headquartered in Scottsdale Arizona. It has facilities in Scottsdale, Arizona, and Omaha, Nebraska, and writes property and casualty insurance across all 50 states and the District of Columbia. It writes specialty personal lines and agricultural property and casualty insurance, in each case distributed through a network of general and independent agents.

We manage our business through three business segments: Commercial Lines, managed in Bala Cynwyd, PA, offers specialty property and casualty products designed for product lines such as Small Business Binding Authority, Property Brokerage, and Programs; Personal Lines, managed in Scottsdale, AZ, offers specialty personal lines and agricultural coverage; and Reinsurance Operations, managed in Bermuda, provides reinsurance solutions through brokers and primary writers including insurance and reinsurance companies. The Commercial Lines and Personal Lines segments comprise our U.S. Insurance Operations.

We are incorporated in Cayman Islands as an exempted company and our principal executive offices are located at 27 Hospital Road, George Town, Grand Cayman, KY1-9008, Cayman Islands. Our telephone number is +1345 814 7600 and our website address is www. www.globalindemnity.ky. The information contained on our website is not incorporated by reference into this prospectus.

You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

RISK FACTORS

Investment in our securities involves various risks. In making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2015, in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 and in the Scheme Proxy Statement, each filed by GI-Ireland (as predecessor registrant to GI-Cayman) and any future filings made by GI-Cayman pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus, any accompanying prospectus supplement and the documents they incorporate by reference may include forward-looking statements that reflect the our current views with respect to future events and financial performance that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of identified transactions or natural disasters, and statements about our future performance, operations, products and services.

Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. See “Risk Factors” in Item 1A of Part I in the 2015 Annual Report on Form 10-K, as supplemented by the definitive proxy statement on Schedule 14A filed July 15, 2016, Item 1A of Part II of our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016, each filed by GI-Ireland (as predecessor registrant to GI-Cayman), and the documents that we file with the SEC from time to time for risks, uncertainties and other factors that could cause actual results and experience to differ from those projected. You may obtain copies of these documents as described under the heading “Where You Can Find More Information” elsewhere in this prospectus. Our forward-looking statements speak only as of the date of this report or as of the date they were made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

USE OF PROCEEDS

Unless otherwise disclosed in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include, but are not limited to, the financing for acquisitions, repurchases of ordinary shares, repayment of indebtedness, and expansion of the net underwriting capacity of our insurance subsidiaries. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF

EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS

For purposes of computing the following ratios, earnings consist of net income (loss) before income tax expense, excluding interest costs capitalized, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs, including interest costs capitalized, plus one-third of minimum rental payments under operating leases, which are estimated by management to be the interest factor of these rentals. The ratio of earnings to fixed charges and preferred share dividends is the same as the ratio of earnings to fixed charges for each of the periods presented below as there were no preferred shares outstanding for such periods.

	Fiscal Year Ended December 31,										Nine Months Ended September 30,
	2015		2014		2013		2012		2011		2016	2015
Ratio of Earnings to Fixed Charges	6.4	x	43.4	x	10.0	x	5.7	x	(a	)	1.1x	1.9	x
Ratio of Earnings to Fixed Charges and Preferred Share Dividends	6.4	x	43.4	x	10.0	x	5.7	x	(a	)	1.1x	1.9	x

(a)	The ratio of earnings to fixed charges and preferred share dividends was less than 1.0x in fiscal year ended December 31, 2011. The deficiency in the ratio of earnings to fixed charges and preferred share dividends was $35.5 million during the fiscal year ended December 31, 2011.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may offer from time to time under this prospectus, separately or together:

•	A Ordinary Shares

•	B Ordinary Shares

•	Preferred Shares

•	Depositary Shares

•	Debt Securities

•	Warrants to Purchase A Ordinary Shares

•	Warrants to Purchase Preferred Shares

•	Warrants to Purchase Debt Securities

•	Stock Purchase Contracts

•	Stock Purchase Units

DESCRIPTION OF GLOBAL INDEMNITY LIMITED SHARE CAPITAL

The following description of our share capital is a summary. This summary is subject to the Cayman Island Companies Law and to the complete text of our amended and restated memorandum and articles of association, which is incorporated herein by reference. See “Where You Can Find More Information.” We encourage you to read those laws and documents carefully.

Capital Structure

Authorized Share Capital

Our authorized share capital is US$100,000 consisting of 600,000,000 A ordinary shares and 300,000,000 B ordinary shares of US$0.0001 each, and 100,000,000 preferred shares of US$0.0001 each.

Issued Share Capital

Upon the effectiveness of the Scheme on November 7, 2016, our issued share capital consisted of 13,463,864 A ordinary shares, with par value of $0.0001 per share and 4,133,366 B ordinary shares, with a par value of $0.0001.

The rights and restrictions to which the ordinary shares are subject are prescribed in our amended and restated memorandum and articles of association. Our amended and restated memorandum and articles of association entitle our board of directors (the “Board”), without shareholder approval, to determine the terms of the preferred shares issued by us. Our Board is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other series of preferred shares and to establish the characteristics of each series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Pre-emption Rights, Share Warrants and Share Options

Under Cayman law, no statutory pre-emption rights apply.

Subject to the qualification that the directors may not issue or allot shares in excess of the authorized share capital, Cayman law does not restrict the ability of our Board to issue warrants or options in circumstances where they consider in good faith that the interests of the company are served thereby.

Our amended and restated memorandum and articles of association provide that the Board is authorized to grant, upon such term as the Board deems advisable, options to purchase (or commitments to issue at a future date) our shares of any class or series, and to cause warrants or other appropriate instruments evidencing such options or commitments to be issued. No statutory pre-emption rights will apply to the issuance of warrants and options issued by us.

We will be subject to the rules of NASDAQ requiring shareholder approval of certain share issuances. The Cayman Islands Takeover Code will not apply to us because we are not admitted to listing in the Cayman Islands.

Dividends

Under Cayman law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means our accumulated realized profits less our accumulated realized losses on a standalone basis, together with amounts standing to the credit of the company’s share premium account. The share premium account is an account maintained in our books and records that records the excess of the consideration paid (or deemed to have been paid) upon the initial issuance of any share over the par value of that share. Distributions may not be made from the share premium account unless, immediately thereafter, the company is able to meet its obligations in the ordinary course as they fall due.

The determination as to whether or not we have sufficient distributable reserves (including in respect of share premium) to fund a dividend is a determination to be made by the Board by reference to the legal, financial and accounting information available to it. As a matter of Cayman law, we are required to maintain accounts that give a “true and fair view” of the state of our affairs and to explain its transactions. Cayman law does not require us to file annual accounts in the Cayman Islands.

Our amended and restated memorandum and articles of association provide that dividends may be declared by the company in general meeting, but no dividends shall exceed the amount recommended by the Board. However, the amended and restated memorandum and articles of association authorize the Board to declare such interim dividends as appear justified from our profits without the approval of the shareholders. The dividends can be declared and paid in the form of cash or non-cash assets, subject to applicable law. The Board may deduct from any dividend or other moneys payable to any shareholder all sums of money, if any, due from the shareholder to us in respect of shares of the company.

Subject to certain limited exceptions, no dividends may be paid on our ordinary shares unless all necessary provisions, where relevant, have been made for payment of any preference dividend in respect of any preference shares then in issue.

The Board is also authorized to issue shares in the future with preferred rights to participate in dividends declared by us. The holders of such preference shares may, depending on their terms, rank senior to the holders of our ordinary shares with respect to dividends.

Share Repurchases, Redemptions and Conversions

Repurchases and Redemptions

Under Cayman law, a company can issue redeemable shares and redeem or repurchase them out of distributable reserves (which are described above under “Dividends”), including share premium, or the proceeds of a new issue of shares made for that purpose. Shareholder approval will not be required to redeem our redeemable ordinary shares.

Our amended and restated memorandum and articles of association allows for the conversion of any B ordinary share to an A ordinary share if (i) the holder of a B ordinary share (the Holder) wishes to effect such a conversion, or (ii) a person (the Transferee) agrees a transfer of the shares (the Affected Shares) with the Holder, whether or not for value. Conversion may be effected by means of redemption and issue of a new share. In that instance Affected Shares are converted to redeemable shares and redeemed by us for their aggregate nominal value immediately before any anticipated conversion or transfer. The Affected Shares are either cancelled or held as treasury shares. We then pay the redemption amount for the Affected Shares to a nominated third party. That third party holds the redemption sum on trust and applies it to pay for an issue of A ordinary share equal in number to the Affected Shares. There is one exception to conversions on transfer. Where the proposed transfer is to an existing holder of B ordinary share or an affiliate of an existing holder of B ordinary share, the B ordinary share concerned is redeemed and a new B ordinary share (rather than an A ordinary share) is issued to the Transferee.

We may also be given authority to purchase its own shares, including on a recognized stock exchange such as Nasdaq or off-market purchases, in such manner as its shareholders may approve by ordinary resolution. Our shareholders have not to date approved any manner of repurchase.

The Board has the authority to issue other preference or other classes or series of shares that may be redeemed at the option of either us or the holder, depending on the terms of such shares. Please see “—Capital Structure—Authorized Share Capital” above for additional information on preference shares.

Our repurchased and redeemed shares may be cancelled or held as treasury shares. Subject to the requirement that there be one share issued and outstanding that is not a treasury share, there is no restriction on the number of treasury shares that we may hold. While we hold shares as treasury shares, we cannot exercise any voting rights in respect of those shares and no dividend or other payment can be paid to us in respect of those shares. Treasury shares may be cancelled by us or re-issued subject to certain conditions.

Under Cayman law, it is permissible for a subsidiary to purchase our shares either on-market or off-market without restriction. Any such shares will not be regarded as treasury shares.

Existing Share Redemption Program

On November 12, 2015, GI-Ireland entered into a redemption agreement with FPG International Holdings, L.P. and FPG International Holdings II, L.P. giving it the right, expiring December 31, 2019, to redeem 3,397,031 ordinary shares at a price of $23.00 per share, plus 0.25% of $23.00 for each month after November 12, 2015 that the shares are redeemed. In connection with the effectiveness of the scheme, the redemption agreement will be assumed by GI-Cayman and the redemption right will apply to the new Cayman shares.

Bonus Shares

Under our amended and restated memorandum and articles of association, subject to the Board’s authority to issue and allot shares, the Board may resolve to capitalize any amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution or credited to the profit and loss account, and use such amount for the issuance to shareholders of shares as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

Pursuant to the provisions of our amended and restated memorandum and articles of association, we may by ordinary resolution: (a) consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares; (b) convert all or any of our paid up shares into stock and reconvert that stock into paid up shares of any denomination; (c) subdivide our existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and (d) cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Reduction of Share Capital

Pursuant to the provisions of our amended and restated memorandum and articles of association, we may by special resolution reduce our share capital and any capital redemption reserve in any manner authorised by the Cayman Islands Companies Law (including by application to court for a reduction of share capital); provided that we shall not increase, reduce or alter our share capital, if such action, in the Board’s sole and absolute discretion, would cause a non-de minimis adverse tax, legal or regulatory consequence to us, any of our subsidiaries or any direct or indirect shareholder or its affiliates.

Voting

At a general meeting, our amended and restated memorandum and articles of association provide that votes will be taken on a poll and every shareholder shall have one vote for each A ordinary share and ten votes for each B ordinary that he or she holds as of the record date for the meeting. Holders of our ordinary shares vote on all matters submitted to a vote of shareholders, except that if, and for so long as, the votes conferred by our Controlled Shares of any 9.5% U.S. Shareholder (as defined in our amended and restated memorandum and articles of association) constitute 9.5% or more of the votes conferred by the issued shares of the company, the voting rights with respect to our Controlled Shares of such person will be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 9.5%, pursuant to a formula set forth in our amended and restated memorandum and articles of association. The holder(s) of deferred shares are not entitled to a vote.

All votes at a general meeting will be decided by way of a poll. Voting rights on a poll may be exercised by shareholders registered in our share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. All proxies must be appointed in accordance with our amended and restated memorandum and articles of association. Our amended and restated memorandum and articles of association provide that the Board may permit the appointment of proxies by the shareholders to be notified to us electronically.

In accordance with our amended and restated memorandum and articles of association, the Board may from time to time cause us to issue preference or other classes or series of shares. These shares may have such voting rights, if any, as may be specified in the terms of such shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the shares).

Treasury shares do not entitle their holders to vote at general meetings of shareholders. Shares held by our subsidiaries in us are not precluded by Cayman law from voting at our general meetings.

Except where a greater majority is required by Cayman law or our amended and restated memorandum and articles of association, any question proposed for consideration at any of our quorate general meetings or of any class of shareholders will be decided by an ordinary resolution passed by a simple majority of the votes cast by shareholders entitled to vote at such meeting. Cayman law requires “special resolutions” of the shareholders to approve certain matters.

Variation of Rights Attaching to a Class of Shares

Variation of any special rights attached to any class or series of our issued shares (including our ordinary shares) must, in accordance with our amended and restated memorandum and articles of association, be approved by (1) the consent of the holders of not less than 75% the shares of the class or series affected, passed by the affirmative vote of the holders of the shares of that class or series voted at a meeting of that class or series or (2) the written consent of 75% the shareholders of that class or series. In the case of a meeting to vary the rights of any class or series of shares, our amended and restated memorandum and articles of association provide that the necessary quorum is the presence, in person or by proxy, of at least one shareholder representing 1/3 in nominal value (or, at an adjourned meeting, at least one shareholder representing any amount of nominal value) of the relevant class.

Every shareholder of the affected class or series will have one vote for each share of such class or series that he or she holds as of the record date for the meeting except that if, and for so long as, the votes conferred by our Controlled Shares of any person constitute 9.5% or more of the votes conferred by the issued shares of the relevant class or series, the voting rights with respect to our Controlled Shares of such person will be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 9.5%, pursuant to a formula set forth in our amended and restated memorandum and articles of association.

Inspection of Books and Records

Cayman law does not confer upon shareholders specific rights to inspect our books and records. Pursuant to the provisions of the Cayman Islands Companies Law, a shareholder may apply to the Grand Court of the Cayman Islands to appoint one or more competent inspectors to examine the affairs of the company and to report therein in such manner as the court may direct.

Acquisitions

There are a number of mechanisms for acquiring a Cayman Islands exempted company, including:

Scheme of Arrangement

A court-approved scheme of arrangement under the Cayman Islands Companies Law is an arrangement with one or more classes of shareholders that requires a court order from the Grand Court of the Cayman Island and the approval of: (1) more than 50% in number of the shareholders of each participating class or series voting on the scheme of arrangement, (2) representing 75% or more by value of the shares of such participating class or series held by the shareholders voting on the scheme of arrangement, in each case at the relevant meeting or meetings. A scheme of arrangement, if authorized by the shareholders of each participating class or series and the court, is binding on all of the shareholders of each participating class or series. Shares held by the acquiring party are effectively excluded from the tally of a vote on the scheme because such shares will be considered to belong to a separate class for the purposes of approving the scheme.

Tender Offer

Where the holders of 90% or more in value of a class of our shares (excluding any shares already beneficially owned by the offeror) have within four months of the making of an offer accepted an offer for their shares in us, the remaining shareholders in that class may be statutorily required to also transfer their shares by notice given at any time within two months of the expiry of the four month period, unless, within one month, the non-tendering shareholders can obtain a Cayman court order otherwise providing. If the offeror has acquired acceptances of 90% of all our shares but does not exercise its “squeeze out” right, then the non-accepting shareholders have no statutory right to require the offeror to acquire their shares on the same terms as the original offer.

Merger

Pursuant to the provisions of the Cayman Islands Companies Law, we may merge with another company (wherever incorporated, provided that such merger is not prohibited by the laws of the jurisdiction of incorporation of that company). A merger under Cayman law requires the consent of two-thirds of the votes cast at a quorate meeting of our voting shareholders.

Asset Sale

Under Cayman law, the Board’s approval, but not shareholder approval, is required for a sale, lease or exchange of all or substantially all of our assets.

Appraisal Rights

Generally, under Cayman law, shareholders of a Cayman Islands exempted company do not have statutory appraisal rights; provided that in the event of a statutory merger under the Cayman Islands Companies Law a shareholder shall be entitled to receive the fair value of his shares upon dissenting from such merger. This right is generally only available in circumstances where the consideration under the terms of the merger is payable in cash.

A dissenting shareholder in a successful tender offer for a Cayman Islands exempted company may, by application to the Grand Court of the Cayman Islands, object to that company using the compulsory squeeze out provisions of the Cayman Islands Companies Law.

Disclosure of Interests in Shares

In addition, persons or groups (within the meaning of the Exchange Act) beneficially owning 5% or more of our ordinary shares must comply with the reporting requirements under Regulation 13D-G of the Exchange Act.

Anti-Takeover Provisions

Shareholder Rights Plans and Share Issuances; Transfer Restriction

Cayman law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. Whilst there is no directly relevant case law on the validity of such plans under Cayman law, the decisions in comparable circumstances of the courts of England and Wales in particular are of persuasive authority in the Cayman Islands.

The Board has the power to issue any of our authorized and unissued shares on such terms and conditions as it may determine to be in our best interest. It is possible that the terms and conditions of any issue of shares could discourage a takeover or other transaction that holders of some or a majority of our ordinary shares might believe to be in their best interest or in which holders of our ordinary shares might receive a premium for their shares over the then-market price of the shares.

Our amended and restated memorandum and articles of association provide that the Board may decline to register a transfer of shares if it appears to the Board that the effect of such transfer would be to increase the number of our Controlled Shares (as defined in our amended and restated memorandum and articles of association) of any person to 9.5% or more of any class of voting shares of the total issued shares or of the voting power of the company.

Cayman Takeover Code and Substantial Acquisition Rules

Because it is not listed on the Cayman Islands Stock Exchange, the Cayman Takeover Code and associated substantial acquisition rules do not apply to us.

As a matter of general corporate law, the directors of a Cayman exempted company are required to act in good faith in what they reasonably consider to be in the best interests of the company. Any exercise by the Board of the authority conferred upon it by our amended and restated memorandum and articles of association will be subject to this fiduciary standard.

Corporate Governance

Our directors have certain statutory and fiduciary duties. All of the directors have equal and overall responsibility for our management (although directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements and may be expected to have a more intimate understanding of the company’s day to day activities that would non-executive directors).

At common law, a director has a fiduciary duty to act in good faith in what the director considers to be the interests of the company, and of exercising due care and skill. In addition, directors are subject to statutory duties and duties under our amended and restated memorandum and articles of association to ensure the maintenance of proper books of account, maintaining certain registers and making certain filings as well as disclosure of personal interests.

Particular duties also apply to directors of insolvent companies (for example, the directors may be held to have breached his fiduciary duties where he is found to have conducted our business while insolvent, without due regard to the interests of creditors).

Liquidation; Rights upon Liquidation

We benefit from perpetual succession, meaning that it will continue its existence indefinitely unless wound by special resolution of the shareholders on a voluntary basis, or on application of a creditor to a court having jurisdiction.

The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in our amended and restated memorandum and articles of association or the terms of any shares issued by the Board from time to time. The holders of preference shares, if any, in particular, may have the right to priority over ordinary or other shareholders in a dissolution or winding up of us. If our amended and restated memorandum and articles of association and terms of issue of our shares contain no specific provisions in respect of a dissolution or winding up then, subject to the shareholder priorities and the rights of any creditors, the assets will be distributed to shareholders in proportion to the capital at the commencement of the winding up paid-up, or credited as paid up, on the shares held. Our amended and restated memorandum and articles of association provide that our ordinary shareholders are entitled to participate in a winding up, and the method by which the property will be divided shall be determined by the liquidator, subject to a special resolution by the shareholders, but such rights by ordinary shareholders to participate may be subject to the rights of any preference shareholders to participate under the terms of any series or class of preference shares.

No Share Certificates

It is not intended that we will issue share certificates unless certificates are required by law, any stock exchange, a recognized depository, any operator of any clearance or settlement system, or the terms of issue of any class or series of its shares.

Under our amended and restated memorandum and articles of association, holders of our ordinary shares will have no right to certificates for their shares, except on request. Holders’ rights to request certificates for shares are subject to any resolution of the Board determining otherwise.

Stock Exchange Listing

Our A Ordinary Shares are listed on NASDAQ under the symbol “GBLI.”

No Liability for Further Calls or Assessments

Pursuant to the provisions of our amended and restated memorandum and articles of association, all shares issued and allotted by us shall be issued fully paid as to their nominal value, together with any premium determined by the Board at the time of issue and shall be non-assessable, meaning that no additional contributions are required to be made to us in respect of our ordinary shares issued and allotted upon completion of the Transaction.

Transfer and Registration of Shares

Our share register will be maintained by our transfer agent. Registration in this share register will be determinative of membership in us. Any of our shareholders who hold shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who will also hold such shares beneficially through the same depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer will be required under Cayman law in order to register on our official share register any transfer of shares (1) from a person who holds such shares directly to any other person or (2) from a person who holds such shares beneficially to another person who also will hold such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also will be required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). No Cayman Islands stamp duty will be payable in respect of any transfer of our shares.

Our amended and restated memorandum and articles of association grant the Board general discretion to decline to register an instrument of transfer without giving a reason, however, this general discretion expires after two months.

Among other things, the Board may decline to register a transfer of shares unless a registration statement under the Securities Act is in effect with respect to the transfer or the transfer is exempt from registration. Further, our amended and restated memorandum and articles of association provide that the Board must decline to register a transfer of shares if it appears to the Board that the effect of such transfer would mean that a U.S. Person owned Controlled Shares constituting 9.5% or more of the value of the company or the voting shares of the company.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer depositary shares, each representing a specified fraction of a share of a particular series of preferred shares. Depositary receipts evidencing depositary shares will be issued to those persons purchasing the fractional shares of the related preferred shares.

The shares of any class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts, whom we refer to in this section as owners. Subject to the terms of the deposit agreement, each owner will be entitled to all the rights and preferences of the preferred shares represented by the depositary share in proportion to the fraction of a preferred share represented by the depositary share, including dividend, voting, redemption and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other distributions received on the related preferred shares to the owners in proportion to the number of depositary shares owned. In the event of a distribution other than in cash, the depositary will distribute property received by it to the owners, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the owners.

Withdrawal of Shares

Upon surrender of the depositary receipts, unless the related depositary shares have previously been called for redemption, the owner is entitled to delivery of the number of whole shares of the related preferred shares and any money or other property represented by his depositary shares. Holders of the whole preferred shares will not be entitled to exchange the preferred shares for depositary shares. If the delivered depositary receipts evidence a number of depositary shares in excess of the number of whole preferred shares to be withdrawn, the depositary will deliver to the owner a new depositary receipt evidencing this excess number at the same time. In no event will fractional preferred shares be delivered upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by the depositary, the depositary will redeem the number of depositary shares representing the related preferred shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per preferred share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary or us.

Voting the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice to the record owners of the depositary shares. Each record owner on the record date, which will be the same as the record date for the preferred shares, may instruct the depositary how to exercise its voting rights pertaining to the preferred shares represented by the owner’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the preferred shares represented by these depositary shares in accordance with the instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote preferred shares if it does not receive specific instructions from the record owners.

Amendment and Termination of the Deposit Agreement

Unless otherwise provided in the applicable prospectus supplement, the form of depositary receipt and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the owners will not be effective unless it has been approved by the owners representing at least a majority, or, in the case of amendments affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3% of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only:

•	if all outstanding depositary shares have been redeemed;

•	if there has been a final distribution on the preferred shares in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the owners; or

•	with the consent of owners representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of preferred shares and any redemption of the preferred shares. Owners will pay all other transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to transfer a depositary receipt or any withdrawal of preferred shares evidenced by the depositary receipts until all taxes and charges with respect to the receipts or preferred shares are paid by the owners.

Miscellaneous

The depositary will forward to owners all reports and communications which it receives from us and which we are required to furnish to the holders of the preferred shares.

Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary’s obligations will be limited to performance of the duties under the deposit agreement in a manner that does not constitute bad faith, and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary or preferred shares unless satisfactory indemnity is furnished.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 or be an affiliate of such bank or trust company.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth the material terms and provisions of the debt securities. The debt securities will be issued under an indenture, referred to in this prospectus as the indenture, between us and Wells Fargo Bank, National Association, as trustee, which is filed as an exhibit to the registration statement of which this prospectus forms a part. The specific terms applicable to a particular issuance of debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

The following is a summary of the material terms and provisions of the indenture and the debt securities. You should refer to the form of indenture and the form of debt security for complete information regarding the terms and provisions of the indenture and the debt securities.

General

The indenture does not limit the aggregate principal amount of debt securities that we may issue. We may issue debt securities under the indenture from time to time in one or more series. The indenture does not limit the amount of other indebtedness, or debt securities other than secured indebtedness, which we or our subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, the debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

•	the title of such debt securities, whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

•	the price or prices (which may be expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible or exchangeable or the method by which any such portion shall be determined;

•	if convertible or exchangeable for other securities, the terms on which such debt securities are convertible or exchangeable, including the initial conversion or exchange price, the conversion or exchange period, any events requiring an adjustment of the applicable conversion or exchange price and any requirements relating to the reservation of securities for purposes of conversion in the case of convertible securities;

•	the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

•	the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any, including, if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of ordinary shares below certain levels for a minimum period of time);

•

the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the indenture may be served;

•	the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

•	our obligation, if any, to redeem, repay or repurchase such debt securities pursuant to any sinking fund (as defined in the applicable prospectus supplement) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

•	if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•	whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

•	whether the principal of or interest, if any, on the debt securities of the series is to be payable, at our election or the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

•	provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, the special U.S. federal income tax considerations applicable to such discounted securities will be described in the applicable prospectus supplement.

Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection from transactions involving us, including a highly leveraged transaction involving us or a change in control. The applicable prospectus supplement will contain information with respect to any additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

We will issue the debt securities of each series only in registered form, without coupons, in minimum denominations of $2,000 and increments of $1,000 in excess thereof, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in, or pursuant to, an authorizing resolution, if any, relating to such series of debt securities.

The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities. We will make payments of principal of, and any interest on, the debt securities represented by any global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of such global security. Neither we, the trustee nor any of its or our respective agents will have any responsibility or liability for any aspect of records relating to, or payments made on account of, beneficial interests in any global security or for maintaining, supervising or reviewing any records of DTC, its nominee or any participant relating to such beneficial interests.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

•	will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee’s corporate trust office or at the office of any registrar designated by us for such purpose; and

•	may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Certain Covenants

The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

Unless otherwise indicated in the applicable prospectus supplement, all debt securities will include the provision described below.

We may not (1) consolidate with or merge with or into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, (2) permit any person to consolidate with or merge into us or (3) permit any person to convey, transfer, sell or lease that person’s properties and assets substantially as an entirety to us unless:

•	in the case of (1) and (2) above, if we are not the surviving person, such surviving person is an entity organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, Ireland, the Cayman Islands, Bermuda or any country which is a member of the Organization for Economic Co-operation and Development or the European Union and the surviving person assumes the payment of the principal of, premium, if any, and interest on the debt securities and the performance of its other covenants under the indenture;

•	immediately after giving effect to the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, will have occurred and be continuing; and

•	the Company shall have delivered to the trustee an officer’s certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been satisfied.

Reporting by the Issuer

Under the indenture, we will be required to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, provided that availability of such reports on a website maintained by the SEC shall be deemed to fulfill this requirement. If we are not required to file information, documents or reports pursuant to either of said sections of the Exchange Act, then we shall file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange. We also will be required to file with the trustee and the SEC such additional information, documents and reports with respect to compliance by us with the conditions and covenants of the indenture as may be required from time to time under the rules and regulations of the SEC. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on an officer’s certificate). The trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC or the SEC’s EDGAR system or any website under the indenture, or participate in any conference calls.

Ranking of Debt Securities

General

Because we are a holding company, our rights and the rights of our creditors, including you, as a holder of debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we are a creditor of the subsidiary. The right of our creditors, including you, to participate in the distribution of stock owned by us in some of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over these subsidiaries.

Senior Debt Securities

The senior debt securities will be our unsecured unsubordinated obligations and will:

•	rank equal in right of payment with all of our other unsecured and unsubordinated indebtedness;

•	be effectively subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be effectively subordinated to all indebtedness and mandatorily redeemable preferred stock of our subsidiaries.

Except as otherwise set forth in the indenture or specified in an authorizing resolution, officer’s certificate and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there are no limitations in the indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preference shares which may be issued by us or our subsidiaries.

Subordinated Debt Securities

The subordinated debt securities will be our unsecured subordinated obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, premium, if any, or interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness. Upon any payment or distribution of assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, premium, if any, or interest on, any senior indebtedness, unless and until such default has been cured or waived or has ceased to exist or such senior indebtedness has been discharged or repaid in full, no payment of any kind or character shall be made by us or any other person on our behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and a representative for the respective issue of senior indebtedness gives written notice of the event of default to the trustee, then we may be subject to a blockage period, during which, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of senior indebtedness terminating such blockage period, neither we nor any other person on our behalf shall:

(1) make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

(2) acquire any of the subordinated debt securities for cash, property or otherwise.

Unless otherwise provided in the applicable prospectus supplement, the terms of any subordinated debt securities will not restrict the amount of our or our subsidiaries’ senior indebtedness or other indebtedness. As a result, in the event of the Company’s insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

Discharge and Defeasance

Under the terms of the indenture, we will be discharged from any and all obligations in respect of the debt securities of any series and the indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt security certificates or other title documents, maintain paying agencies and hold moneys for payment in trust) if:

•	we deliver all outstanding debt securities of such series to the trustee for cancellation and pay all sums payable by us under such debt securities and the indenture with respect to such series; or

•	such debt securities either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and we deposit with the trustee, in trust:

•	in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such debt securities; and

•	in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which such debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such debt securities.

In addition, unless the applicable prospectus supplement and authorizing resolution, officer’s certificate or supplemental indenture provide otherwise, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (“defeasance”) or (2) to be released from its obligations with respect to such debt securities under certain covenants in the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”):

•	by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by us under such debt securities and the indenture with respect to such series;

•	by delivering to the trustee an officer’s certificate as to solvency and the absence of intent of preferring holders of the debt securities over our other creditors; and

•	after giving notice to the trustee of our intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent:

•	in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

•	in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

Such a trust may only be established if, among other things:

•	the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound;

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

•	we have delivered to the trustee an opinion of counsel to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the U.S. Internal Revenue Service received by us, a Revenue Ruling published by the U.S. Internal Revenue Service or a change in applicable U.S. federal income tax law.

If we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, then the U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

We and the trustee may modify, amend and/or supplement the indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

•	change the stated maturity of the principal of or any premium or any installment of interest with respect to the debt securities;

•	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, the debt securities;

•	change the currency of payment of principal of or interest on the debt securities;

•	change the redemption provisions, if any, of any debt securities in any manner adverse to the holders of such series of debt securities;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•	reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

•	in the case of any subordinated debt securities, modify the subordination provisions thereof in a manner adverse to the holders of such subordinated debt securities then outstanding;

•	in the case of any convertible or exchangeable debt securities, adversely affect the right to convert or exchange such debt securities in accordance with the provisions of the indenture;

•	modify or change any provision of the indenture or the related definitions affecting the ranking of the applicable series of senior debt securities in a manner which adversely affects the holders of such senior debt securities; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default.

Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:

•	without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security or in respect of a covenant or provision of the indenture that expressly states that it cannot be modified or amended without the consent of each holder affected; and

•	only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

We and the trustee may amend or supplement the indenture or waive any provision of the indenture and the debt securities without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, mistake, omission, defect or inconsistency as set forth in an officer’s certificate;

•	to make any change that does not, in our good faith opinion, adversely affect the interests of holders of such debt securities in any material respect, provided that any amendment or supplement conforming the indenture, as applied to a series of debt securities, to the terms described in the prospectus (including any prospectus supplement) pursuant to which they were initially sold shall be deemed not to adversely affect the interests of holders of such debt securities;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide any security for or guarantees of such debt securities;

•	to add events of default with respect to such debt securities;

Events of Default and Notice Thereof

The following events are “events of default” with respect to any series of debt securities issued hereunder:

•	our failure to pay interest on any debt securities of such series within 30 days of when due or principal (and premium, if any) of any debt securities of such series when due (including any sinking fund installment);

•	our failure to perform, or breach of, any covenant, warranty or agreement contained in the debt securities of such series or the indenture relating to such series (other than those relating solely to another series of debt securities) for 60 days after a notice of default; and

•	certain events of bankruptcy, insolvency or reorganization.

Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

The trustee under the indenture shall, within 90 days after the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in the second bullet above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. We shall certify to the trustee annually as to whether any default exists.

If an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the indenture.

No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series in respect of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

The indenture will provide that, subject to the duties of the trustee to act with the required standard of care if there is a continuing event of default, the trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee security or indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for security or indemnity of the trustee, the holders of a majority in principal amount of the debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series, provided that (1) such direction shall not be in conflict with any rule of law or with the indenture, expose the trustee to personal liability or be unduly prejudicial to the other holders not joining in such direction, and (2) the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

Conversion and Exchange Rights

The terms and conditions, if any, upon which the debt securities of any series will be convertible or exchangeable for other securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities, at our option or automatic (upon a specified date or upon the occurrence of a specified event), the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities. The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

New York Law to Govern

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

The indenture will provide that we and the trustee will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

Information Concerning the Trustee

Wells Fargo Bank, National Association is the trustee, security registrar and paying agent under the indenture. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business.

Under the indenture, the trustee is required to transmit a report to all holders if there is any change regarding its eligibility and qualifications as trustee under the indenture and related matters.

DESCRIPTION OF WARRANTS TO PURCHASE

A ORDINARY SHARES OR PREFERRED SHARES

The following summary sets forth the material terms and provisions of the A ordinary share warrants and preferred share warrants, which would be issued pursuant to a stock warrant agreement between us and a stock warrant agent to be selected at the time of issue.

General

The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation and terms of the preferred shares purchasable upon exercise of the stock warrants;

•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•	the number of A ordinary shares or preferred shares purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;

•	the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;

•	a discussion of the material U.S. federal income tax considerations;

•	any call provisions;

•	the currency in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the stock warrants; and

•	any other terms of the stock warrants.

The A ordinary shares or preferred shares issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and non-assessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of Stock Warrants

You may exercise your stock warrants by surrendering to the stock warrant agent your stock warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, Inc., which we refer to in this prospectus as FINRA, or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the stock warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the stock warrants to be exercised in lawful money of the United States along with your stock warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the stock warrant certificate, form of election and aggregate payment, if applicable, by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the A ordinary shares or the preferred shares, as the case may be, a certificate representing the number of A ordinary shares or preferred shares purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the stock warrants evidenced by any stock warrant certificate, the stock warrant agent shall deliver to you a new stock warrant certificate representing your unexercised stock warrants.

Anti-dilution and Other Provisions

The exercise price payable, the number and class of A ordinary shares or preferred shares purchasable upon the exercise of each stock warrant and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:

•	the issuance of a stock dividend to holders of A ordinary shares or preferred shares; and

•	a combination, subdivision or reclassification of A ordinary shares or preferred shares.

In lieu of adjusting the number of A ordinary shares or preferred shares purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. We may also, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of ordinary shares or preferred shares into which your stock warrants were exercisable immediately prior to this event.

No Rights as Shareholders

You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders in respect of the stock warrant.

DESCRIPTION OF WARRANTS TO PURCHASE DEBT SECURITIES

The following summary sets forth the material terms and provisions of the debt warrants, which would be issued pursuant to a debt warrant agreement between us and a debt warrant agent to be selected at the time of issue.

General

The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise of the debt warrant;

•	the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;

•	a discussion of the material U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

You, as a debt warrant holder, will generally not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the indenture.

Exercise of Debt Warrants

You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of FINRA or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating you to purchase from us, and obligating us to sell to you, a specified number of ordinary shares at a future date or dates. The price per ordinary share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase the ordinary shares under the stock purchase contracts, either:

•	our debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or pre-funded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner, and, in some circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to you of any collateral securing your obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts and discuss the material U.S. federal income tax considerations related to such stock purchase contracts or stock purchase units. However, that description will not purport to be complete and will be qualified in its entirety by reference to:

•	the stock purchase contracts;

•	the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts or stock purchase units; and

•	if applicable, the prepaid stock purchase contracts and the document pursuant to which the prepaid stock purchase contracts will be issued.

PLAN OF DISTRIBUTION

We may sell offered securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers; or

•	directly to purchasers.

The applicable prospectus supplement will set forth the specific terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which may be changed from time to time.

The distribution of the offered securities may be effected from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at fixed public offering prices; or

•	at varying prices determined by the underwriters at the time of sale.

In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

If a dealer is utilized in the sales of offered securities, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Offers to purchase offered securities may be solicited directly by us, and the sale of the offered securities may be made by us directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

Offered securities may also be offered and sold upon the exercise of rights to be granted by us on a pro rata basis to all of our existing security holders of the class of offered securities to which the rights attach. The rights would be issued by us without consideration and may or may not be transferable by the persons receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.

Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with us, to indemnification by us against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

We may authorize underwriters or other persons acting as our agents to solicit offers by specified institutions to purchase offered securities from us, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by us. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Each series of offered securities will be a new issue and, other than the A ordinary shares, which are listed on the NASDAQ Global Select Market, will have no established trading market. We may elect to list any series of offered securities on an exchange and, in the case of the A ordinary shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we are not obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters with respect to the securities under the laws of the State of New York and U.S. securities laws will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters with respect to the securities under the laws of Cayman Islands will be passed upon for us by Walkers.

EXPERTS

The consolidated financial statements of Global Indemnity plc appearing in Global Indemnity plc’s Annual Report (Form 10-K) for the year ended December 31, 2015 (including schedules appearing therein), and the effectiveness of Global Indemnity plc’s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

The financial statements as of December 31, 2014 and for each of the two years in the period ended December 31, 2014 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES

FEDERAL SECURITIES LAWS

We are an exempted company incorporated in the Cayman Islands. We were incorporated in the Cayman Islands in order to enjoy certain benefits, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions, and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include a less developed body of Cayman Islands securities laws that provide significantly less protection to investors as compared to the laws of the United States, and the potential lack of standing by Cayman Islands companies to sue before the federal courts of the United States

Some of our officers and directors, as well as some of the experts named in this prospectus, reside outside the United States, and all or much of their assets are or may be located in jurisdictions outside of the United States.

As a result, it may be difficult to effect service in United States proceedings, recognize and/or enforce judgments of United States courts outside of the U.S, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States

We have appointed Global Indemnity Group, Inc., located at Three Bala Plaza East, Suite 300, Bala Cynwyd, PA 19004, as our agent upon whom process may be served in any action brought against us under the laws of the United States.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in United States courts, a final and conclusive judgment in a federal or state court of the United States of competent jurisdiction for a liquidated sum of money, other than a sum payable in respect of taxes, fines, penalties or similar charges, and which was neither obtained in a manner nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands and which is not inconsistent with a Cayman Islands judgment in respect of the same matters and not impeachable on grounds of fraud, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law without any re-examination of the merits of the underlying dispute.

There is doubt, however, as to whether the Cayman Islands courts would: (i) recognize or enforce judgments of United States courts predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States, or (ii) in original actions brought in the Cayman Islands, impose liabilities predicated upon the civil liability provisions of the securities laws of the U.S or any state of the United States, in each case on the basis that such provisions are penal in nature

$

Global Indemnity Limited

        % Subordinated Notes due 2047

PROSPECTUS SUPPLEMENT

                    , 2017

Joint Book-Running Managers

MORGAN STANLEY

UBS INVESTMENT BANK

RBC CAPITAL MARKETS